As filed with the Securities and Exchange Commission on December 5, 2024.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PUNK CODE International Group Co., Ltd.

(Exact name of Registrant as specified in its charter)

Cayman Islands	5945	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

No. 2102-06, 21/F, Office Building, Haofang Skyline Plaza

11008 Beihuan Avenue, Nanshan District

Shenzhen, Guangdong Province

The People’s Republic of China, 518000

Telephone: +86 4009952959

Email: punk_cd@hotmail.com

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

In this Prospectus, “Punk Code,” “the Issuer,” “the Registrant,” the “Company,” “we,” “us,” and “our,” refer to Punk Code International Group Co., Ltd., a Cayman Islands Company, unless the context otherwise requires. Unless otherwise indicated, the term “fiscal year” refers to our fiscal year ending December 31st. Unless otherwise indicated, the term “ordinary shares” refers to shares of the Company's ordinary shares, with each ordinary share having a par value of $0.0025“”.

PRELIMINARY PROSPECTUS

Ordinary Shares

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are offering 3,000,000 ordinary shares pursuant to this initial public offering. This is the initial public offering of ordinary shares of Punk Code International Group Co., Ltd. The offering price per share of our ordinary shares in this offering is to be fixed at $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Global Market under the symbol “PKCD”. This application only relates to reservation of the ticker symbol for a period of twenty four months. On November 14, 2024, the application was approved.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a company incorporated under the laws of the Cayman Islands. Our Articles of Association were filed with the Cayman Islands government on July 9, 2024. Punk Code is not a Chinese operating company but a Cayman Islands holding company with operations primarily conducted through its wholly-owned subsidiaries. Currently, we have one wholly owned subsidiary, Punk Code International Co., Ltd., a Hong Kong limited company, referred to herein as, “Punk Code HK”.

We intend to primarily operate through our Hong Kong subsidiary. While such plans have not yet materialized and while we currently have no formal agreements in place, through our wholly owned subsidiary, Punk Code HK, we seek to acquire or enter into an undetermined business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd. referred to herein as, “Punk Code China”.

Looking ahead, our main focus is to explore opportunities in Global Pop Culture Trends. We are a leading builder of China’s Pop Culture Toys ecosystem, specializing in IP operations, artist collaborations, cultural promotion, and IP innovation. Our top-tier team excels in identifying emerging Pop Culture Trends and developing influential Pop Culture Toys. By partnering with renowned artists, we continuously release artistic and collectible toys, expanding our diverse IP portfolio. Our product range includes figurines, collectible cards, and artwork, designed to meet various consumer preferences, while continuous innovation and technological integration help us maintain a competitive edge in a rapidly evolving market.

Through the use of big data analysis and social media marketing, we precisely target consumer groups, boosting product visibility and brand awareness via limited releases, cross-industry collaborations, and exhibitions. We also foster a vibrant fan community by organizing both online and offline events to strengthen engagement and loyalty. Our sales channels span across online platforms (official website, e-commerce, and social media) and offline distribution via Pop Culture Toys agents, ensuring accessibility to a wide audience. Our ultimate goal is to shape a new social and entertainment ecosystem, seamlessly integrating Pop Culture Trends into the lives of young people and leading the cultural lifestyle of the younger generation.

We plan to fulfill our primary business objectives through an acquisition, merger, or business combination with an existing operating business within the above sector. At present we have discussed informal arrangements to acquire, merge with, or enter into a business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd. a Chinese enterprise. Punk Code (Shenzhen) Cultural and Creative Co., Ltd. shares common management with the Punk Code’s officers and directors.

Information regarding Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

Punk Code (Shenzhen) Cultural and Creative Co., Ltd., referred to herein as “Punk Code China” is a Chinese enterprise established in the People’s Republic of China (the “PRC”). Punk Code China is actively operating, specializing in IP operations, artist collaborations, cultural promotion, and IP innovation. Our top-tier team excels in identifying emerging Pop Culture Trends and developing influential Pop Culture Toys. By partnering with renowned artists, we continuously release artistic and collectible toys, expanding our diverse IP portfolio.

The ordinary shares offered in this prospectus are shares of Punk Code International Group Co., Ltd., a Cayman Islands company.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters, whom we have yet to identify, for their out-of-pocket expenses) to be approximately $__________, exclusive of the below commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce the proceeds available to us before expenses. See “Underwriting.”

	PER SHARE		TOTAL
Initial public offering price		$5.00		$15,000,000
Underwriting discounts and commissions(1)	$	TBD(2)	$	TBD(2)
Proceeds, before expenses, to us	$	TBD(2)	$	TBD(2)

(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.
(2)	In the above table, "To be Determined" is abbreviated as "TBD."

Neither we nor any of the underwriters of this offering authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters of this offering take responsibility for, nor can provide any assurance regarding the reliability of, any other information that others may provide to you.

This prospectus is an offer to sell only the shares offered herein, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares.

For investors outside the United States: Neither we nor any of the underwriters of this offering have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our ordinary shares and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included herein.

In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our ordinary shares discussed under “Risk Factors” before deciding whether to buy our ordinary shares.

Company Overview

We are a company incorporated under the laws of the Cayman Islands. Our Articles of Association were filed with the Cayman Islands government on July 9, 2024.

At present, we are only a holding company.

We have entered into discussions with Punk Code (Shenzhen) Cultural and Creative Co., Ltd. about its further development in the Pop Culture Toys and the marketing plan.

Currently, Punk Code (Shenzhen) Cultural and Creative Co., Ltd. has launched various Pop Culture Toys with several brand names, including ‘Space ape’ series.

For future cooperation, we plan to fulfill our primary business objectives through an acquisition, merger, or business combination with an existing operating business within the above sector. At present, we have discussed informal arrangements to acquire, merge with, or enter into a business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise.

Punk Code (Shenzhen) Cultural and Creative Co., Ltd. shares common management with the Company’s directors.

Information regarding Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

Punk Code (Shenzhen) Cultural and Creative Co., Ltd., referred to herein as “Punk Code China” is a Chinese enterprise established in the People’s Republic of China (the “PRC”). Punk Code China is actively operating, specializing in IP operations, artist collaborations, cultural promotion, and IP innovation. Our top-tier team excels in identifying emerging Pop Culture Trends and developing influential Pop Culture Toys. By partnering with renowned artists, we continuously release artistic and collectible toys, expanding our diverse IP portfolio.

Corporate History

Punk Code International Group Co., Ltd was incorporated as an exempted company with limited liability in the Cayman Islands as our holding company on July 9, 2024.

On November 7, 2024, we established a wholly-owned subsidiary in Hong Kong, namely, Punk Code International Co., Ltd, or Punk Code HK, which is our intermediary holding company in Hong Kong.

Punk Code HK shares common management with the Company’s directors, Cen Zhike, Liu Xingfu and Chen Minxue.

Our Corporate Structure

The following diagram illustrates our corporate structure, including the names, places of incorporation and the proportion of ownership interests in our significant subsidiaries as of the date of this prospectus.

The ordinary shares offered in this prospectus are shares of the Cayman Island holding company.

We seek to acquire or enter into an undetermined business combination, with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise.

Punk Code (Shenzhen) Cultural and Creative Co., Ltd. shares common management with the Company’s officers and director.

The ordinary shares offered in this prospectus are shares of Punk Code International Group Co., Ltd., a Cayman Islands company.

Industry Overview

As noted above, we are a holding company with no material operations. Despite this, we aim to acquire, merge with, or enter into an undetermined business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise.

If successful, we would likely operate through Punk Code (Shenzhen) Cultural and Creative Co., Ltd., in some capacity, or benefit from the operations of Punk Code China.

Punk Code China is actively operating, specializing in IP operations, artist collaborations, cultural promotion, and IP innovation. As such, we have included industry related information below relating to Punk Code China.

Pop Culture Toys or “Chao Wan”, are innovative toys that integrate elements of art, design, painting, sculpture, animation, and other creative concepts. Emerging in recent years, these toys feature unique intellectual properties and possess a trendy characteristic. Types of trendy toys include blind boxes, figurines, BJD (Ball-Jointed Dolls), and art toys. Primarily designed as decorative pieces or sculptures with a light luxury aesthetic, these toys primarily target young consumers. Their high aesthetic appeal and strong design sensibility cater to young people's personalized and individualistic taste.

The following diagram illustrates the value chain of China's Pop Culture Toys Market:

Successful and popular intellectual properties (IPs) that were launched in earlier years and gained market recognition have demonstrated a relatively long lifecycle of around 30 years. For example, Bearbrick, designed and produced by the Japanese company Medicom Toy Incorporated, was first released in May 2001 and has since successfully launched 40 series. Similarly, KAWS produced his first toy, Companion (a vinyl Mickey Mouse doll with large eyes), in 1999, and over the past 20 years, he has released multiple collaborations with other fashion companies.

The global trendy toy industry is still in a phase of rapid development. According to data, the total size of the global pop culture toys industry will exceed $34 billion in 2022, and it is expected that the market size will approach $45 billion by 2024. The global pop culture toys market will continue to grow at an annual compound growth rate of approximately 14% from 2022 to 2024, and by 2027, the global market size is expected to surpass $65 billion.

According to CBNData, in 2021, male consumers accounted for less than 40% of the consumer base in China's pop culture toy industry, with female consumers making up a higher proportion. This indicates that, to some extent, the female consumer group currently shows a strong gender preference for pop culture toy products. According to the company profiles of Pop Mart and TOPTOY, both companies primarily target female-oriented consumption with their main products.

China's pop culture toys market has experienced rapid growth. From 2015 to 2022, the market size of China's pop culture toy industry expanded year by year. In 2015, the industry size reached 6.3 billion yuan, and by 2022, it had risen to 47.8 billion yuan, with a compound annual growth rate (CAGR) exceeding 30% during this period.

In recent years, PRC regulators have adhered to the upgrading of the cultural industry and the transformation of traditional manufacturing, issuing related guiding policies such as "developing cultural and creative products" and "formulating and implementing national standards for the toy industry." These efforts aim to actively promote the standardized and healthy development of the pop culture toy industry and other toy sectors.

The future development direction of China's pop culture toy industry is mainly reflected in three aspects: market competition, segmented markets, and sales channels.

Market competition: Currently, the concentration in China's pop culture toy market is relatively low, and industry competition is intense. As the pop culture toy industry in China is still in the development stage, it holds significant potential, with many market gaps that can accommodate more participants, leading to healthy competition. It is expected that in the short term, the number of new entrants to the industry will continue to rise, but weaker competitors and less competitive companies will gradually be eliminated, creating a positive industry cycle.

Segmented markets: The blind box market has the greatest potential and space, occupying a first-mover advantage in the industry, which will continue to be maintained. Markets such as figurines and building models are relatively niche, but the core consumer groups are more stable, and there is still significant market development potential in the long term.

Sales channels: In the post-pandemic era, the importance of online channels is increasingly prominent. Offline retail stores remain the primary channel. In the future, pop culture toy companies will focus on expanding their presence through a combination of retail stores and robot stores, with further penetration into lower-tier markets. The importance of offline stores will remain indispensable in the future.

As pop culture toys become increasingly popular and favored by consumers in China, the market size for pop culture toys will continue to expand. It is expected to exceed 76 billion yuan by 2024, with a compound annual growth rate (CAGR) of nearly 30% since 2019. If this annual growth rate continues, the market size of China's pop culture toy industry is projected to surpass 160 billion yuan by 2027.

Offering

We have applied to list our ordinary shares on the Nasdaq Global Market under the symbol “PKCD”. This application only relates to reservation of the ticker symbol for a period of twenty four months. On November 14, 2024, the application was approved.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements.

Below is a summary of the terms of the offering:

Issuer	Punk Code International Group Co., Ltd.

Securities Being Offered	3,000,000 Ordinary Shares, par value US$0.0025 per share

Offering Price	US$5.00 per ordinary share.

Ordinary Shares Outstanding Immediately Before This Offering	20,000,000 Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	23,000,000 Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option.

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds	We intend to use the proceeds from this offering for general working capital.

Transfer Agent	Currently, we do not retain a Transfer Agent however, we plan to obtain the services of one prior to conducting this offering.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

You should rely only upon the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus.

This prospectus is an offer to sell only the ordinary shares offered herein, but only under circumstances and in jurisdictions where it is lawful to do so.

RISK FACTORS

An investment in our ordinary shares involves a high degree of risk. Before deciding whether to invest in our ordinary shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our ordinary shares if you can bear the risk of loss of your entire investment.

The below risk factors pertain to Punk Code International Group Co., Ltd. and may need to be updated if we acquire, merge with, or enter into a business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise, or any other company.

Risks Related to Our Business

Nearly the entirety of our business plan’s execution hinges on the acquisition of, or entry into an undetermined business combination with, Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

Punk Code International Group Co., Ltd faces a significant risk to the execution of its business plan should the anticipated acquisition of, or entry into an undetermined business combination with, Punk Code (Shenzhen) Cultural and Creative Co., Ltd.. The strategic vision and growth trajectory outlined in the business plan heavily depends on the integration of Punk Code (Shenzhen) Cultural and Creative Co., Ltd., with virtually all aspects of the company’s proposed future operations linked to this acquisition/combination. The absence of Punk Code (Shenzhen) Cultural and Creative Co., Ltd from the company's portfolio may result in a misalignment with planned market positioning and hinder the realization of projected revenue streams. Stakeholders should be mindful that the failure to acquire, or enter into a business combination with, Punk Code (Shenzhen) Cultural and Creative Co., Ltd could impede the company's ability to implement its business strategy effectively, potentially affecting financial performance and overall market competitiveness and/or leading to the termination of our business objectives entirely. The company recognizes this inherent risk and is diligently working to mitigate uncertainties surrounding the acquisition/business combination process. In the event that we fail to acquire, or enter into a business combination with, Punk Code (Shenzhen) Cultural and Creative Co., Ltd, then there is the possibility that shareholders could lose the entirety of their investment.

A decline in general economic condition could lead to reduced consumer demand and could negatively impact our business operation and financial condition, which in turn could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer spending habits, including spending on products relating to the products offered by community sales agents, are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer spending habits could be adversely affected, and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations. This is particularly pertinent should we complete the acquisition of Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

The success of our business relies heavily on brand image, reputation, and product quality of Punk Code.

It is important that we maintain and increase the image and reputation of Punk Code, in the event that we are successful in our efforts to facilitate the acquisition of, or entry into a business combination with, Punk Code (Shenzhen) Cultural and Creative Co., Ltd. Concerns about the quality of the Punk Code brand, even when unsubstantiated, could be harmful to our image and reputation. Deterioration to our brand equity may be difficult to combat or reverse and could have a material effect on our business and financial results.

If we were to lose the services of our officer, Mr. Cen Zhike, we may not be able to execute our business plan.

We currently depend on the continued services and performance of our officer, Mr. Cen Zhike. His leadership has played an integral role in our company. The loss of him or any other officers could disrupt our operations and have an adverse effect on our ability to grow our business. In addition, competition for senior executives and key personnel in our industry is intense, and we may be unable to retain our senior executives and key personnel or attract and retain new senior executives and key personnel in the future, in which case our business may be severely disrupted.

The requirements of being a public company may strain our resources, divert our management's attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and other applicable securities rules and regulations. Compliance with these rules and regulations have increased our legal and financial compliance costs, made some activities more difficult, time-consuming or costly and increased demand on our systems and resources. Among other things, the Exchange Act requires that we file annual, quarterly and current reports with respect to our business and results of operations and maintain effective disclosure controls and procedures and internal controls over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal controls over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management's attention may be diverted from other business concerns, which could harm our business and results of operations. We may need to hire more employees to comply with these requirements in the future, which will increase our costs and expenses.

We may require additional capital to support growth, and such capital might not be available on terms acceptable to us, if at all. This could hamper our growth and adversely affect our business.

In the future we may require additional funds, beyond those generated by this offering, to respond to business challenges and or advance our growth. Accordingly, we may need to engage in public or private equity, equity-linked or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our ordinary shares. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, including the ability to pay dividends. This may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and respond to business challenges could be significantly impaired, and our business could be adversely affected.

We have limited experience as a public company. Our inability to successfully operate as a public company could cause you to lose part of or your entire investment.

We have limited experience in complying with the various rules and regulations, which are required of a public company.  As a result, we may not be able to operate successfully as a public company, even if our operations are successful.  We plan to comply with all of the various rules and regulations, which are required of a public company.  However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.  Our inability to operate as a public company could be the basis of your losing your entire investment.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman company and substantially all of our assets are located outside of the United States. In addition, all of our current directors are nationals and/or residents of countries other than the United States. All or a substantial portion of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman may render you unable to enforce a judgment against our assets or the assets of our directors.

We will rely on many third-party providers in our planned business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

We intend to become party to agreements with third-party companies in various aspects of our business model. If we are unable to maintain or renew agreements with toys manufacturers, or agreements with any other third parties are revised to our detriment, such matters could have a material adverse effect on our business, financial condition and results of operations. If these third parties do not comply with applicable legal or administrative requirements, were to default on their obligations, or if we lose a significant provider through bankruptcy, consolidation or otherwise, we may be subject to litigation with these third-party providers, fail to renew the respective agreements on commercially acceptable terms and, therefore, face the need of switching to new third-party providers, who may provide services to us at higher prices, and any of the following of which could have a material adverse effect on our business, prospects, financial condition and results of operations.

If we fail to establish and maintain an effective system of internal control, we may be unable to report our financial results accurately or to prevent fraud; any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the future trading price of our ordinary shares.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. Although we have established written policies and procedures for accounting and financial reporting with respect to the requirements and application of US GAAP and SEC disclosure requirements, such requirements and application policies may change, and the learning curve may render us having a lack of formal process and timeline for closing the books and records at the end of each reporting period and such weaknesses restrict our ability to timely gather, analyze and report information relative to the financial statements. Our management is composed of a small number of individuals resulting in a situation where limitations on segregation of duties exist. In order to remedy this situation, we would need to hire additional staff and this will impact the bottom line of our earnings. Any and all efforts to hire additional staff to remedy this deficiency are in the planning stages, and have not yet been determined with any level of specificity. We cannot forecast, with any level of certainty, the cost that will be incurred to remedy this issue, nor can we predict how long it may take us to identify and/or hire additional staff. However, we have had preliminary, and informal, discussions with individuals who may be capable of remedying this deficiency.  To date, these discussions have not led to anything material.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancellation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The following will be relevant only in the event that we are able to consummate the acquisition of Punk Code (Shenzhen) Cultural and Creative Co., Ltd. Currently, Punk Code (Shenzhen) Cultural and Creative Co., Ltd collaborates with artists to ensuring the high-quality and popular essential for its IP innovation. Although these sources have maintained their quality and sustainable creativity since inception, we cannot guarantee they won't be affected by changes such as loss of artists, or other uncontrollable factors.

To mitigate risks and support future growth, we intend to continually seek new artists and IP. Prior to securing a new source, we intend to establish strategic partnerships with leading brands and retailers through collaborative marketing initiatives, co-branded product offerings, and other joint ventures.

Nevertheless, there's no assurance that we'll promptly create continuous popular new IPs meeting our operational needs and growth ambitions. If the loss of artists, or other uncontrollable factors and we fail to timely acquire suitable alternatives, it could severely impair our ability to meet business demands, significantly impacting our operational performance and future business prospects.

The JOBS Act will allow the Company to postpone the date by which it must comply with certain laws and regulations intended to protect investors and to reduce the amount of information provided in reports filed with the SEC.

The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies”. The Company meets the definition of an “emerging growth company” and so long as it qualifies as an “emerging growth company,” it will, among other things:

-be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

-be exempt from the "say on pay” provisions (requiring a non-binding shareholder vote to approve compensation of certain executive officers) and the "say on golden parachute” provisions (requiring a non-binding shareholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and certain disclosure requirements of the Dodd-Frank Act relating to compensation of Chief Executive Officers;

-be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and instead provide a reduced level of disclosure concerning executive compensation; and

-be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board (the “PCAOB”) requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements.

Although the Company is still evaluating the JOBS Act, it currently intends to take advantage of all of the reduced regulatory and reporting requirements that will be available to it so long as it qualifies as an “emerging growth company”. The Company has elected not to opt out of the extension of time to comply with new or revised financial accounting standards available under Section 102(b)(1) of the JOBS Act. Among other things, this means that the Company's independent registered public accounting firm will not be required to provide an attestation report on the effectiveness of the Company's internal control over financial reporting so long as it qualifies as an “emerging growth company”, which may increase the risk that weaknesses or deficiencies in the internal control over financial reporting go undetected. Likewise, so long as it qualifies as an “emerging growth company”, the Company may elect not to provide certain information, including certain financial information and certain information regarding compensation of executive officers, which would otherwise have been required to provide in filings with the SEC, which may make it more difficult for investors and securities analysts to evaluate the Company. As a result, investor confidence in the Company and the market price of its ordinary shares may be adversely affected.

Notwithstanding the above, we are also currently a “smaller reporting company”, meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company”, at such time are we cease being an “emerging growth company”, the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company”. Specifically, similar to “emerging growth companies”, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being required to provide only two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our ordinary shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our ordinary shares less attractive because we may rely on these exemptions. If some investors find our ordinary shares less attractive as a result, there may be a less active trading market for our ordinary shares and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards. As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We currently intend to retain most, if not all, of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets, we do not expect to be a PFIC for United States federal income tax purposes for our current taxable year ended December 31, 2023, or in the foreseeable future. However, the determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over financial reporting, including an attention report on internal control over financial reporting issued by our independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results. We might not identify one or more material weaknesses in our internal controls in connection with evaluating our compliance with Section 404 of the Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training of our directors and employees, entail substantial costs in order to modify our existing accounting systems, take a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman requirements. In addition, our directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq listing standards that allow us to follow Cayman law for certain governance matters. Certain corporate governance practices in the Cayman may differ significantly from corporate governance listing standards as, except for general fiduciary duties and duties of care, Cayman law has no corporate governance regime which prescribes specific corporate governance standards. Currently, we do not intend to rely on home country practice with respect to our corporate governance after we complete with this offering. However, if we choose to follow home country practice in the future, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman law.

We are an exempted company incorporated under the laws of the Cayman. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman and the common law of the Cayman. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman law are to a large extent governed by the common law of the Cayman. The common law of the Cayman is derived in part from comparatively limited judicial precedent in the Cayman as well as from the common law of Cayman, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman. The rights of our shareholders and the fiduciary duties of our directors under Cayman law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman. In addition, Cayman companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We are an exempted company incorporated under the laws of the Cayman. Shareholders of Cayman exempted companies have no general rights under Cayman law to inspect corporate records or to obtain copies of lists of shareholders of these companies. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value. As of the date of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

Our authorized shares need to be amended before offering.

Currently, we have 20,000,000 Ordinary Shares, with a par value of US$0.0025 per ordinary share, authorized. We also have 20,000,000 Ordinary Shares currently issued and outstanding. In this offering, the Company is seeking to offer 3,000,000 Ordinary Shares, at a price of $5.00 per share. In order to proceed with this offering, we will first need to amend our authorized shares. We cannot speculate, with any level of specificity, what repercussions may occur if we attempt to offer 3,000,000 Ordinary Shares prior to amending our share structure. However, we may repurchase the shares from shareholder(s) to treasury stock to achieve that.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include but are not limited to statements about:

●	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;

●	our ability to develop and market new products/ services;

●	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

●	our ability to manage operations-related risk;

●	our expectations and management of future growth;

●	our expectations concerning relationships with third parties;

●	our ability to successfully acquire and integrate companies and assets;

●	the increased expenses associated with being a public company；

●	changes in the laws that affect our operations；

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $_________million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $5.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

It should be noted that, at this time, our initial offering price remains undetermined, and may not be $5.00 per ordinary share.

No minimum number of shares must be sold in order for the offering to proceed.

A $___________ increase (or decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $ _____________ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Potential strategic acquisition and investment opportunities		30%
Marketing and promotional campaigns and events		30%
Expanding into global markets		20%
General Working Capital		20%
Total		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our ordinary shares, and we do not currently intend to pay any cash dividends on our ordinary shares of stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our ordinary shares. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CAPITALIZATION

The following table sets forth our capitalization as of ____________ December 31, 2023, as follows:

●	on an actual basis; and

●	on an adjusted basis to reflect the sale of 3,000,000 ordinary shares in this offering, at an assumed initial public offering price of $5.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

It should be noted that, at this time, our initial offering price remains undetermined, and may not be $5.00 per ordinary share.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2024
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0025 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)	Gives effect to the sale of _____________ Ordinary Shares in this offering at an assumed initial public offering price of $ ___ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.
(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ____ ($ ______ offering, less underwriting discounts of $ _______, non-accountable expense allowance of $ ______, accountable expenses of $ ______ and offering expenses of $ ______).

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2024 was $ _________  or approximately $ ___________ per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2024 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2024, will be $ __________  or approximately $ ____________  per Ordinary Share. This would result in dilution to investors in this offering of approximately $ _____________  per Ordinary Share or approximately ____% from the assumed offering price of $ __________ per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $ __________  per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Securities” for more details.

Offering
Assumed public offering price per share	$5.00
Net tangible book value per share as of December 31, 2024
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

The following table sets forth, on an as adjusted basis as of December 30, 2024, the difference between the number of ordinary shares purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

CORPORATE HISTORY AND CORPORATE STRUCTURE

Corporate History

On July 9 9, 2024, Punk Code International Group Co., Ltd. was incorporated under the laws of the Cayman Islands as an exempted company with limited liability.

On July 9, 2024, Mr. Cen Zhike, Mr. Liu Xingfu, and Ms. Chen Minxue were appointed Director of the Company.

On July 9, 2024, McGrath Tonner Corporate Services Limited transferred 1 ordinary share of the Company's stock to Mr. Cen Zhike. This single share represented the entirety of the issued and outstanding ordinary shares of the Company at the time of transfer.

On July 9, 2024, 15,799,999 ordinary shares were issued to Mr. Cen Zhike, 600,000 ordinary shares were issued to Ms. Chen Minxue and 600,000 ordinary shares to Mr. Liu Xingfu. These ordinary shares were issued at par value, $0.0025 per ordinary share, to each respective individual.

Currently, we have one wholly owned subsidiary, Punk Code International Co., Ltd., a Hong Kong limited company.

The ordinary shares offered in this prospectus are shares of Punk Code International Group Co., Ltd., a Cayman Islands Company.

Compliance with Foreign Investment

We have been advised that pursuant to the relevant laws and regulations in PRC, Punk Code is not on the 2020 Negative List promulgated by the MOFCOM and NDRC. Therefore, if we are to acquire or enter into a business combination with Punk Code, we can conduct our business through Punk Code without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands.

At present, we are only a holding company.

For future cooperation, we plan to fulfill our primary business objectives through an acquisition, merger, or business combination with an existing operating business within the above sector. At present, we have discussed informal arrangements to acquire, merge with, or enter into a business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise.

In order to achieve our business objectives, we may consider acquiring or establishing a subsidiary in the future including with initial intent to Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

Information regarding Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

Punk Code (Shenzhen) Cultural and Creative Co., Ltd., referred to herein as “Punk Code China” is a Chinese enterprise established in the People’s Republic of China (the “PRC”). Punk Code China is actively operating, specializing in IP operations, artist collaborations, cultural promotion, and IP innovation. Our top-tier team excels in identifying emerging Pop Culture Trends and developing influential Pop Culture Toys. By partnering with renowned artists, we continuously release artistic and collectible toys, expanding our diverse IP portfolio.

The ordinary shares offered in this prospectus are shares of Punk Code International Group Co., Ltd., a Cayman Islands company.

We intend to update this section subsequently to the completion of a PCAOB audit of our Company’s fiscal year end, December 31, 2024, and the PCAOB review of our quarterly period ended March 31, 2025.

BUSINESS

At present, we are a holding company with intent to acquire Punk Code (Shenzhen) Cultural and Creative Co., Ltd.

Focusing on the pop culture toys industry, Punk Code China has gained a deep understanding of Gen Z's consumer preferences, leading to the creation of the pop culture toy IPs 'Space Ape' and 'Punk Ape,' which have become iconic in the industry and pioneered the combination of virtual IP and physical toys.

The "Space Ape" and "Punk Ape" IPs, with their unique sci-fi themes and imaginative storylines, have attracted a large following of young consumers. By collaborating with renowned artists, we have enriched the cultural significance of the "Space Ape" series, transforming it into a dynamic brand symbol.

Since the launch of the "Space Ape" series, we have implemented a comprehensive marketing strategy. Online, we engage fans via high-quality content on social media and interactive activities, while offline, we participate in pop culture toy exhibitions and artist collaborations to showcase the unique charm of the IP. These efforts have established "Space Ape" as a leading brand in the pop culture toy field.

Key Strengths:

Strong IP Creation and Operations:

We have a skilled team experienced in pop culture toy IP incubation and operations. Our partnerships with well-known artists and designers enable us to develop products with unique styles and engaging stories. We use a multi-channel marketing strategy, combining online platforms (social media, e-commerce) and offline events (exhibitions, competitions) to drive brand recognition. We prioritize intellectual property protection, ensuring our IP assets are well-managed.

Diverse Product Portfolio:

Our product range includes physical figurines, collectible cards, and art pieces, catering to various consumer segments. We have introduced AR/MR technology for an immersive experience, allowing fans to interact with the toys via mobile apps. We also collaborate with artists on limited edition toys made with premium materials, which hold significant collector value.

Comprehensive Sales Network:

Our omnichannel sales strategy reaches consumers through multiple online platforms (official website, e-commerce, social media) and offline networks via a large distributor team. We offer fast, reliable logistics to ensure customer satisfaction.

Engaged and Loyal Fanbase:

We foster a vibrant fan community through regular online and offline events, encouraging interaction and feedback. Exclusive perks and limited-edition products are offered to strengthen loyalty.

Efficient R&D and Production:

Our high-quality R&D team ensures our products are innovative in design, function, and quality. We partner with strong manufacturing facilities equipped with advanced technology, ensuring efficient production processes. We maintain stable relationships with suppliers to ensure product quality and supply chain sustainability.

Visionary Management Team:

Our leadership consists of seasoned professionals with international experience in marketing, finance, and technology. We prioritize innovation and maintain a forward-thinking approach in our business strategies, ensuring we stay ahead in a competitive market.

Core IP – "Space Ape" Series:

The "Space Ape" IP is a fusion of technology and art, inspired by the first primate in space, Ham, and the global popularity of NFT art toys in 2021. More than just a toy, "Space Ape" embodies the spirit of exploration with a rebellious charm. Through close collaborations with global artists, we have created a series of collectible works that blend sci-fi and creative art, making "Space Ape" a key to unlocking the future and embarking on a journey full of possibilities.

For example, "Space Ape" products – Precision Strike Edition, Maple Cloud Edition, "He Said It Had a Perfect Wedding" Edition, Price Edition.

For example, “Punk Ape” products, a new symbol of the era's trend, blends the dual charm of futurism and retro individuality. Owning these unique cards not only showcases one's personality and attitude but also allows participation in creative new forms of social, artistic, and entertainment activities.

We maintain close collaborations with numerous renowned domestic and international artists and designers to jointly develop product lines with unique styles and storylines. This enhances the cultural depth and emotional value of our IP, attracting diverse fans and creating a strong brand effect.

We plan to fulfill our primary business objectives through an acquisition, merger, or business combination with an existing operating business within the above sector. At present we have discussed informal arrangements to acquire, merge with, or enter into a business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise.

Punk Code (Shenzhen) Cultural and Creative Co., Ltd. shares common management with the Company’s officers and director.

Currently, we are a holding company with a wholly owned subsidiary, Punk Code HK. However, in order to achieve our business objectives, we may consider acquiring or establishing a subsidiary in the future.

Punk Code China collaborates with highly capable manufacturing factories, equipped with advanced production facilities and experienced technicians. These factories use advanced manufacturing technologies and management systems to enhance production efficiency and cost control, as well as automated production lines and smart robots to improve production speed and quality.

Punk Code China seeks long-term and stable relationships with suppliers to ensure the quality and consistency of raw materials, providing strong support for efficient production processes. It also regularly evaluate supplier performance to ensure the sustainability of the supply chain.

Competition

Currently, the advantage of Space Ape lies in the construction of a social ecosystem, using pop culture toys as a bridge to connect young people worldwide who share common interests. Users express their identity, values, social status, and cultural identity through pop culture toys, which then extend to other shared interests and hobbies. This is further deepened through online and offline events, strengthening connections and communication among users. It forms a comprehensive social space that integrates cultural exchange, creative expression, and community building.

To successfully compete in this environment, companies must recognize the distinct requirements of clients.

Conclusion

Punk Code China is dedicated to revolutionizing the pop culture toys in China through advanced technology, strategic alliances, and comprehensive supply chain integration. Their commitment to quality, efficiency, and collaboration sets them apart as a leader in the industry. By fostering partnerships and focusing on cost-effective solutions, through the potential acquisition of Punk Code China we aim to expand into global markets, ensuring sustained growth and consumer satisfaction.

LEGAL PROCEEDINGS

The Company has no ongoing or terminated legal proceedings to disclose.

REGULATIONS

We seek to acquire, merge with, or enter into an undetermined business combination with Punk Code (Shenzhen) Cultural and Creative Co., Ltd., a Chinese enterprise. As a result, we have included information below as it may relate to PRC regulations.

Value-Added Tax

Pursuant to the Provisional Regulation on Value-Added Tax of the PRC promulgated by the State Council, as amended on November 5, 2008, February 6, 2016 and November 19, 2017 and effective November 19, 2017, all entities and individuals in the PRC engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay value added tax, or VAT. Unless otherwise stated, the rate of VAT shall be 17%.

Pursuant to the Notice on Value-Added Tax Policies of Software Products a general taxpayer who sells self-developed software products and subject to VAT at a rate of over 3% may, after being taxed at the fixed tax rate of 17%, receive a VAT refund.

According to the Circular of the SAT, on Adjusting Value-added Tax Rates, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10% respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Tax on Dividends

Pursuant to the EIT Law and the EIT Implementation Rules, except as otherwise provided by relevant tax treaties with the PRC government, dividends paid by foreign-invested investment enterprises to foreign investors which are non-resident enterprises and which have not established or operated premises in the PRC, or which have established or operated premises but where their income has no de facto relationship with such establishment or operation of premises shall be subject to a withholding tax of 10%.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income entered into between the PRC government and the Hong Kong Special Administrative Region, where the beneficial owner is a company directly holding at least 25% of the equity interest of the company paying the dividends, the tax charged shall not exceed 5% of the distributed dividends. In any other case, the tax charged shall not exceed 10% of the distributed dividends.

Laws and Regulations Relating to Labor and Social Security

Pursuant to the Labor Law of the PRC promulgated on July 5, 1994, and amended on and effective December 29, 2018, companies must negotiate and enter into employment contracts with their employees based on the principle of fairness. Companies must establish and strengthen an employment hygiene system, strictly implement the national labor safety and health rules and standards, deliver occupational health and safety education to employees, prevent work-related accidents, and reduce occupational hazards. In addition, employers and employees shall purchase social insurances and pay for social insurance fees in compliance with applicable PRC laws.

Labor Contracts

The Labor Contract Law of the PRC, which was promulgated on June 29, 2007, and subsequently amended on December 28, 2012, and effective July 1, 2013, serves as the primary law regulating the labor contract relationship between companies and employees. Pursuant to this law, an employment relationship is established between the employer and the worker since the day of employment. The employer shall execute a written employment contract with the worker. Furthermore, to safeguard the legal rights and interests of workers, the way to calculate compensation for the probation period and for damages shall be subject to the provisions of the law.

Social Security and Housing Provident Fund

Pursuant to the Interim Regulations on Levying Social Insurance Premiums promulgated on January 22, 1999 and amended on March 24, 2019, Decisions of the State Council on Modifying the Basic Endowment Insurance System for Enterprise Employees promulgated on December 3, 2005, Decision on Establishment of Basic Medical System for Urban Employee issued by State Council with effect from December 14, 1998, the Regulations on Unemployment Insurance effective from January 22, 1999, Regulations on Work-Related Injury Insurance promulgated on April 27, 2003 with effect from January 1, 2004, and as amended on December 20, 2010, and the Interim Measures concerning the Maternity Insurance for Enterprise Employees promulgated on December 14, 1994 with effect from January 1, 1995, employers are required to register with the competent social insurance authorities and provide their employees with welfare schemes covering pension insurance, unemployment insurance, maternity insurance, work-related injury insurance and medical insurance.

Pursuant to the Social Insurance Law of the PRC, which became effective on July 1, 2011, with last amendment on December 29, 2018, all employees are required to participate in basic pension insurance, basic medical insurance schemes and unemployment insurance, which must be contributed by both the employers and the employees. All employees are required to participate in work-related injury insurance and maternity insurance schemes, which must be contributed by the employers. Employers are required to complete registrations with local social insurance authorities. Moreover, the employers must timely make all social insurance contributions. Except for mandatory exceptions such as force majeure, social insurance premiums may not be paid late, reduced, or be exempted. Where an employer fails to make social insurance contributions in full and on time, the social insurance contribution collection agencies shall order it to make all or outstanding contributions within a specified period and impose a late payment fee at the rate of 0.05% per day from the date on which the contribution becomes due. If such employer fails to make the overdue contributions within such time limit, the relevant administrative department may impose a fine equivalent to 1 -3 times the overdue amount.

Pursuant to the Administrative Regulations on the Housing Provident Fund effective from April 3, 1999, amended on March 24, 2002, and March 24, 2019, enterprises are required to register with the competent administrative centers of housing provident fund and open bank accounts for housing provident funds for their employees. Employers are also required to timely pay all housing fund contributions for their employees. Where an employer fails to submit and deposit registration of housing provident fund or fails to go through the formalities of opening housing provident fund accounts for its employees, the housing provident fund management center shall order it to go through the formalities within a prescribed time limit. Failing to do so at the expiration of the time limit will subject the employer to a fine of not less than RMB10,000 and up to RMB50,000. When an employer fails to pay housing provident fund due in full and in time, housing provident fund center is entitled to order it to rectify, failing to do so would result in enforcement exerted by the court.

Laws and Regulations Relating to Intellectual Property

Trademarks

Pursuant to the Trademark Law of the PRC promulgated on August 23, 1982, amended on April 23, 2019 and effective November 1, 2019 and the Regulation on Implementation of the Trademark Law of the PRC amended on April 29, 2014 and effective May 1, 2014, the right to the exclusive use of a registered trademark is limited to the approved trademark registration, and to goods for which the use of the trademark has been approved. The period of validity of registered trademarks lasts for ten years from the day of registration approval. Absent the authorization by the owner of the registered trademark, the use of the registered trademark or a similar trademark on the same category of goods or similar goods constitutes an infringement of the right to exclusive use of the registered trademark. The infringer shall, in accordance with the relevant regulations, cease the infringement activities, take correction actions, and compensate for losses.

Patents

Pursuant to the Patent Law of the PRC promulgated on March 12, 1984, last amended on October 17, 2020 and effective June 1, 2021, and the Rules for the Implementation of the Patent Law of the PRC amended on January 9, 2010 and effective February 1, 2010, after the grant of the patent right for inventions and utility models, except otherwise regulated under the Patent Law, no entity or individual may, without the authorization of the patent owner, exploit such patent, that is to manufacture, use, offer to sell, sell or import the patented product, or use the patented process, and use, offer to sell, sell or import products directly obtained from such patented process, for production or business purposes. After the patent right is granted for a design, no unit or individual shall, without the authorization of the patent owner, exploit such patent, that is to manufacture, offer to sell, sell, or import any product containing such patented design for production or business purposes. Where infringement has been established, the infringer shall, in accordance with the relevant regulations, be ordered to cease the infringement activities, take corrective actions, and compensate for losses.

Copyrights

Pursuant to the Copyright Law of the PRC promulgated on September 7, 1990, last amended on November 11, 2020 and effective June 1, 2021, works of PRC citizens, legal persons or other organizations shall, regardless of whether they have been published, be entitled to the copyright pursuant to this law. Works include written works; oral works; musical, dramatic, opera, dance, acrobatic and artistic works; visual arts, architectural works; photographic works; film works and works created using methods similar to film-making; graphical works and modeling works such as engineering design graphs, product design graphs, maps and schematic diagrams; computer software; and other works stipulated by legal and administrative regulations.

Pursuant to the Regulation on Protection of Computer Software promulgated on December 20, 2001, last amended on January 30, 2013 and effective date on March 1, 2013, software copyright is conferred on the software development completion date. The protection period for a software copyright of a legal person or other organizations lasts for 50 years, concluding on the day of December 31 in the 50th year after the initial release of the software. However, in the case where the software has not been released within 50 years from its development completion date, protection shall no longer be offered by these regulations. A software copyright holder may register with competent software registration authority under the State Council Copyright Administrative Department. Registration certification documents issued by the competent software registration authority serve as the prima facie proof of such registration.

Regulations in relation to M&A Rules and Overseas Listing

Accordance with the M&A Rules which was promulgated by the MOFCOM, the State-owned Assets Supervision and Administration Commission of the State Council, the SAT, the State Administration for Industry and Commerce, the CSRC and SAFE and took effect on September 8, 2006 and was subsequently amended on June 22, 2009 by the MOFCOM, a foreign investor was required to obtain necessary approvals when (i) a foreign investor acquires equity in a domestic non-foreign invested enterprise thereby converting it into a foreign-invested enterprise, or subscribes for new equity in a domestic enterprise via an increase of registered capital thereby converting it into a foreign-invested enterprise; or (ii) a foreign investor establishes a foreign-invested enterprise which purchase and operates the assets of a domestic enterprise, or which purchases the assets of a domestic enterprise and injects those assets to establish a foreign-invested enterprise. According to article 11 of the M&A Rules, where a domestic company or enterprise, or a domestic natural person, through an overseas company established or controlled by it/him, acquires a domestic company which is related to or connected with it/him, approval from MOFCOM is required. According to the Manual of Guidance on Administration for Foreign Investment Access issued by MOFOM on December 18, 2008, the equity transfer by the Chinese shareholders to the foreign shareholders in an established foreign-invested enterprise shall not be governed by the provisions on mergers and acquisitions. It does not matter whether the Chinese party and the foreign party are related parties or whether the foreign party is an existing shareholder or a new investor.

Regulations in relation to Cyber Security and Data Protection

On November 7, 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) promulgated the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017. The Cyber Security Law requires network operators to perform certain functions related to cyber security protection and strengthen the network information management. On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC, or the PRC Data Security Law, which became effective on September 1, 2021. Pursuant to the PRC Data Security Law, data refers to any record of information in electronic or any other form and data processing including the collection, storage, use, processing, transmission, provision, and public disclosure of data.

On December 28, 2021, the Cyberspace Administration of China, or the CAC, jointly with other twelve PRC governmental authorities, promulgated the Measures for Cybersecurity Review, or Cybersecurity Measures, which became effective on February 15, 2022. the Cybersecurity Measures provides that, among other things, (i) online platform operators possessing personal information of more than one million users must apply to the Cybersecurity Review Office for a cybersecurity review before conducting any listing in a foreign country, (ii) the purchase of network products and services of a critical information infrastructure operator and data processing activities of an online platform operator that affect or may affect national security shall be subject to the cybersecurity review, and (iii) the relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine any network products and services and data processing activities affect or may affect national security.

On November 14, 2021, the CAC promulgated the Regulations on the Administration of Cyber Data Security (Draft for Comments), or Draft Cyber Data Regulations. According to the Draft Cyber Data Regulations, data processors shall, in accordance with relevant PRC regulations, apply for cybersecurity review when carrying out the following activities: (i) the merger, reorganization or separation of online platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affects or may affect national security; (ii) processing personal information of more than one million individuals and seeking a listing in a foreign country; (iii) applying for listing in Hong Kong, which affects or may affect national security; and (iv) other data processing activities that affect or may affect national security. As at the date of this prospectus, the Draft Cyber Data Regulations are still in draft form and subject to change with substantially uncertainty.

MANAGEMENT

Officers and Director

The following table sets forth information regarding our officers and director as of the date of this prospectus.

Name	Age	Position/Title
Cen Zhike	37	Chairman and Co-Chief Executive Officer
Liu Xingfu	51	Director and Co-Chief Executive Officer
Chen Minxue	45	Director
Yan Haiyong	38	Chief Financial Officer
Lu yang	37	Chief Operating Officer
Min Guangwei	45	Chief Marketing Officer

Cen Zhike

Cen Zhike is the founder of Punk Code, a senior blockchain product architect, and a prominent figure in the digital economy landscape. He currently serves as the co-chief executive officer and  chairman of our board of directors of Punk Code. Prior to this, he founded and led Guizhou Triangular Big Data Development Co., Ltd. (2017-2019) and Guizhou Beta Technology Development Co., Ltd. (2019-2022) as CEO. Mr. Cen is a distinguished industry leader, serving as Vice President of the China Communications Industry Association's Digital Economy Branch and Chief Expert at Central Chain Laboratory. He is also the author of the bestselling book "Top 10 Technologies of the Metaverse" and was awarded the "Metaverse 30 People" 2023 Empowering China Metaverse Innovation Individual Award. Mr. Cen holds a bachelor's degree and has established himself as an influential innovator in the digital technology and metaverse sectors.

Liu Xingfu

 Liu Xingfu is a seasoned business executive with extensive experience in real estate and corporate management. He currently serves as the co-chief executive officer of Punk Code. Previously, Mr. Liu was the founder and CEO of Happiness (Shenzhen) Investment Development Co., Ltd. from September 2016. His impressive career includes significant roles at Vanke Enterprise Co., Ltd. as a Project Manager and City Company CEO (2006-2011), and a Vice President position at Huijing Holdings Limited (2011-2012). Mr. Liu is also a distinguished academic, having served as a specially appointed lecturer for real estate executive programs at Tsinghua, Peking, and Xiamen Universities. He was a visiting professor at West China University and a corporate mentor for graduate students at Harbin Institute of Technology. Additionally, Mr. Liu served as the Executive Chairman of the China-Pakistan Business Development Council. He holds a bachelor's degree and is recognized as an expert in real estate project and enterprise management.

Chen Minxue

Chen Minxue is a veteran professional in the film and media industry with nearly 20 years of experience. She has held leadership positions in several prominent media companies, including CEO of Shenzhen Milan Media Co., Ltd. (2010-2019) and Shenzhen Qianhai Junsheng Milan Media Co., Ltd. (2019-2021). Most recently, she worked as a film producer at Shenzhen Guoran Film Industry Co., Ltd. from September 2021 to December 2023. Throughout her career, Ms. Chen has been instrumental in the production of notable films including "Borrowed Eyes," "Migratory Birds," "Deep Love," and "Full River Red." Her work on "Borrowed Eyes" was particularly distinguished, earning a nomination for the Top 10 Chinese New Film Award. Ms. Chen has made significant contributions to the Chinese film industry.

Yan Haiyong

Yan Haiyong is a seasoned financial professional with a strong entrepreneurial background. Currently serving as the chief financial officer of Punk Code. He has a proven track record of financial leadership. Previously, he was the founder and financial director of Shenzhen Huihao Information Consulting Co., Ltd. (2021-2022) and held financial leadership roles at Guizhou Beta Technology Development Co., Ltd. (2019-2021) and Guizhou Xinsikao Network Technology Co., Ltd. (2017-2018). Mr. Yan holds has demonstrated expertise in financial management across various technology and consulting ventures.

Lu Yang

Lu Yang is a dynamic business leader with extensive experience in operations management. He has been a partner and Chief Operating Officer at Punk Code. Prior to this role, he served as a partner and operations leader at Guizhou Beta Technology Development Co., Ltd. (2019-2022) and Guizhou Triangular Big Data Development Co., Ltd. (2017-2019). Mr. Lu has consistently demonstrated strong operational leadership in technology-driven organizations.

Min Guangwei

Min Guangwei is an experienced marketing professional with a consistent track record of leadership in technology companies. Currently serving as a partner and Chief Marketing Officer at Punk Code. He previously held similar roles at Guizhou Beta Technology Development Co., Ltd. (2019-2022) and Guizhou Triangular Big Data Development Co., Ltd. (2017-2019). Mr. Min holds an associate degree and has been a key driver of marketing strategies in innovative technology enterprises.

Board of Directors

Currently, our board of directors consists of Mr. Cen Zhike, Mr. Liu Xingfu, and Ms. Chen Minxue.

We anticipate appointing more directors in the future so that our board of directors will consist of five directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part, three of whom are independent directors within the meaning of Nasdaq Marketplace Rule 5605(a)(2) and Rule 10A-3 under the Exchange Act.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of _______________, _______________ and _______________. It will be chaired by_______________. Our board of directors has determined that _______________, _______________ and _______________satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act, and Nasdaq Marketplace Rule 5605(a)(2). Our audit committee will consist solely of independent directors that satisfy the Nasdaq and SEC requirements within one year of the completion of this offering. We have determined that _______________ qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company.

The audit committee is responsible for, among other things:

•    appointing or removing the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by the independent auditor;

•    setting clear hiring policies for employees or former employees of the independent auditor;

•    reviewing with the independent auditor any audit problems or difficulties and management’s response;

•    reviewing and approving all related-party transactions;

•    discussing the annual audited financial statements with management and the independent auditor;

•    discussing with management and the independent auditor major issues regarding accounting principles and financial statement presentations;

•    reviewing analyzes or other written communications prepared by management or the independent auditor relating to significant financial reporting issues and judgments made in connection with the preparation of the financial statements;

•    reviewing with management and the independent auditor the effect of key transactions, related-party transactions and off-balance sheet transactions and structures;

•    reviewing with management and the independent auditor the effect of regulatory and accounting initiatives;

•    reviewing policies with respect to risk assessment and risk management;

•    reviewing our disclosure controls and procedures and internal control over financial reporting;

•    reviewing reports from the independent auditor regarding all critical accounting policies and practices to be used by our company;

•    establishing procedures for the receipt, retention and treatment of complaints we received regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•    periodically reviewing and reassessing the adequacy of our audit committee charter;

•    evaluating the performance, responsibilities, budget and staffing of our internal audit function and reviewing and approving the internal audit plan; and

•    reporting regularly to the board of directors.

Compensation Committee

Our compensation committee will consist of _______________, _______________ and _______________ and will be chaired by _______________. Our board of directors has determined that _______________ and _______________ satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). Our compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our executive officers.

The compensation committee is responsible for, among other things:

•    reviewing and approving, or recommending to the board for its approval, the compensation of our executive officers;

•    reviewing and evaluating our executive compensation and benefits policies generally;

•    in consultation with our chief executive officer, whom we will appoint, periodically reviewing our management succession planning;

•    reporting to our board of directors periodically;

•    evaluating its own performance and reporting to our board of directors on such evaluation;

•    periodically reviewing and assessing the adequacy of the compensation committee charter and recommending any proposed changes to our board of directors; and

•    selecting compensation consultant, legal counsel or other adviser only after taking into consideration all factors relevant to that person’s independence from management.

Nomination and Corporate Governance Committee

Our nomination and corporate governance committee will consist of _______________, _______________ and _______________, and will be chaired by _______________. Our board of directors has determined that _______________ and _______________ satisfy the “independence” requirements of Nasdaq Marketplace Rule 5605(a)(2). The nomination and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

The nomination and corporate governance committee is responsible for, among other things:

•    identifying and recommending to the board of directors qualified individuals for membership on the board of directors and its committees;

•    evaluating, at least annually, its own performance and reporting to the board of directors on such evaluation;

•    leading our board of directors in a self-evaluation to determine whether it and its committees are functioning effectively;

•    reviewing the evaluations prepared by each board committee of such committee’s performance and considering any recommendations for proposed changes to our board of directors;

•    reviewing and approving compensation (including equity-based compensation) for our directors;

•    overseeing compliance with the corporate governance guidelines and code of business conduct and ethics and reporting on such compliance to the board of directors; and

•    reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the board of directors for approval.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs.

The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;
●	declaring dividends and distributions;
●	appointing officers and determining the term of office of officers;
●	exercising the borrowing powers of our company and mortgaging the property of our company; and
●	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders. Our officers are elected by and serve at the discretion of our board of directors and may be removed by our board of directors.

Corporate Governance

Due to us having only one director and only three shareholders, we have not yet adopted a code of business conduct and ethics.

Limitation on Liability and Other Indemnification Matters

Cayman law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our articles of association, we may indemnify our directors and officers to, among other persons, our directors and officers from and against all actions, costs, charges, losses, damages and expenses which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own fraud or dishonesty.

Employment Agreements and Indemnification Agreements

We have not yet entered into employment agreements with any of our directors or directors. At such time we may enter into an employment agreement with any officer and or director, we will disclose the terms of such agreement.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●

we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing”

trading transaction. We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers,

which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaq corporate governance rules applicable to U.S. companies.

As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●      each of our directors and executive officers; and

●      each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person. The address for each party below is the same as that for the Company at the top of this Registration Statement.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering*
	Number	%	Number	%
Directors and Executive Officers:
Cen Zhike, Chairman, Co-Chief Executive Officer	15,800,000	79.00%
Liu Xingfu, Director, Co-Chief Executive Officer	600,000	3.00%
Chen Minxue, Director	600,000	3.00%
Treasury Stock	3,000,000	15.00%
Yan Haiyong, Chief Financial Officer	0	0.00%
Lu Yang, Chief Operating Officer	0	0.00%
Min Guangwei, Chief Marketing Officer	0	0.00%
All executive officers and directors as a group (6 persons)	20,000,000	100.00%

*The columns below are left blank due to the fact that our officers and director may participate in the offering, and thus purchase ordinary shares of the Company. It is not yet determined if they will participate in the offering, and to what extent, should they elect to do so.

DESCRIPTION OF SECURITIES

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000, divided into 20,000,000 Ordinary Shares, with a par value of US$0.0025 per ordinary share. All our ordinary shares to be issued in the offering will be issued as fully paid.

Ordinary Shares

As of the date of this Prospectus, the Company does not have any outstanding options, warrants, or other convertible securities. The total number of issued and outstanding ordinary shares is 20,000,000 as of the date of this Prospectus.

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

To proceed with this offering, we first need to amend our Memorandum and Articles of Association to increase the number of authorized ordinary shares available for issuance.

Listing

We have applied to list our ordinary shares on the Nasdaq Global Market under the symbol “PKCD”. This application only relates to reservation of the ticker symbol for a period of twenty four months. On June 13, 2024, the application was approved.

Transfer Agent

Currently, we do not retain a Transfer Agent, however, we plan to obtain the services of one prior to conducting this offering.

Objects of Our Company

Under the Articles, the objects of our company are unrestricted, and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

●	the chairperson of such meeting;
●	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
●	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
●

by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Global Market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting.”

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

●      1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

●      the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

TAXATION

The following summary of material Cayman Islands, PRC, and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

PRC Taxation

In March 2007, the National People’s Congress of China enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and was amended on February 24, 2017. The Enterprise Income Tax Law provides that enterprises organized under the laws of jurisdictions outside China with their “de facto management bodies” located within China may be considered PRC resident enterprises and therefore subject to PRC enterprise income tax at the rate of 25% on their worldwide income. The Implementing Rules of the Enterprise Income Tax Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In addition, SAT Circular 82 issued by SAT in April 2009 specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: (a) senior management personnel and departments responsible for daily production, operation and management; (b) financial and personnel decision making bodies; (c) key properties, accounting books, company seal, minutes of board meetings and shareholders’ meetings; and (d) half or more of the senior management or directors having voting rights. Further to SAT Circular 82, SAT issued SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on resident status and administration on post-determination matters.

Our company is a company incorporated outside the PRC. As a holding company, its key assets are its ownership interests, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside the PRC. As such, we do not currently consider our company or any of our overseas subsidiaries to be a PRC resident enterprise.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●   banks and other financial institutions;

●   insurance companies;

●   pension plans;

●   cooperatives;

●   regulated investment companies;

●   real estate investment trusts;

●   broker-dealers;

●   traders that elect to use a mark-to-market method of accounting;

●   certain former U.S. citizens or long-term residents;

●   tax-exempt entities (including private foundations);

●   individual retirement accounts or other tax-deferred accounts;

●   persons liable for alternative minimum tax;

●   persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●   investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●   investors that have a functional currency other than the U.S. dollar;

●   persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or

●   partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●   an individual who is a citizen or resident of the United States;

●   a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

●   an estate the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

●   a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

●   If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with __________ , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. is not a broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to _____ percent (%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus, $___, and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price	$5.00
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $_____. Such accountable out-of-pocket expenses include no more than $ _____  in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $ _____ and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $ ______, background checks expenses not to exceed $ _____, and DTC eligibility fees and expenses not to exceed $ ______. We have paid to ____ $_____ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $__________.

We anticipate that we will be discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined the underwriters whom we will enter into an underwriting agreement with. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public offering price of the Ordinary Shares, in addition to the prevailing market conditions, are our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

-	may not engage in any stabilization activity in connection with our securities; and

-	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The SEC maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No dealers, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

 EXHIBIT INDEX

Exhibit No.	Description
107	Filing Fee Table (1)

____________________

(1)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nanshan District, Shenzhen, Guangdong Province, China, on December 5, 2024.

Punk Code International Group Co., Ltd.

By:

Cen Zhike

Chairman and Co-Chief Executive Officer

By:

Liu Xingfu

Director and Co-Chief Executive Officer

By:

Chen Minxue

Director

By:

Yan Haiyong

Chief Financial Officer

By:

Lu Yang

Chief Operating Officer

By:

Min Guangwei

Chief Marketing Officer